Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is a part of this Post-Effective Amendment No. 82 to Registration Statement No. 002-93601 on Form N-1A of Fidelity Securities Fund, including Fidelity Blue Chip Growth Fund and Fidelity Small Cap Opportunities Fund.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

March 2, 2009